As filed with the Securities and Exchange Commission on June 6, 1997
                                                 Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                              SAFETY-KLEEN CORP.
            (Exact Name of Registrant as Specified in its Charter)


           WISCONSIN                                          39-6090019
    (State or Other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                     Identification Number)


       ONE BRINCKMAN WAY                                       60123-7857
           ELGIN, IL                                           (Zip Code)
     (Address of Principal
      Executive Offices)

           SAFETY-KLEEN NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)


                                 SCOTT D. KRILL
                                    SECRETARY
                               SAFETY-KLEEN CORP.
                                ONE BRINCKMAN WAY
                                 ELGIN, IL 60123
                     (Name and Address of Agent for Service)

                                 (847) 697-8460
          (Telephone Number, Including Area Code, of Agent for Service)


======================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                                          PROPOSED         PROPOSED
TITLE OF SECURITIES    AMOUNT TO BE       MAXIMUM          MAXIMUM       AMOUNT OF
  TO BE REGISTERED     REGISTERED(1)   OFFERING PRICE     AGGREGATE     REGISTRATION
                                         PER SHARE(2)   OFFERING PRICE      FEE
--------------------------------------------------------------------------------------
Common Stock, par
value $.10 per            50,000           $15.50         $775,000         $234.85
share. . . . . . .
--------------------------------------------------------------------------------------
------------------------------------

1 There are also being registered hereunder such indeterminant number of shares of Common Stock as may be issued pursuant to antidilution provisions of the Plan. This registration statement also registers deferred stock account rights and any other securities which may be deemed issuable in connection with the Plan. Since no additional consideration is payable for such rights or other securities, no additional fee is payable by reason of the registration thereof.

2 Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on June 4, 1997.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

            Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (1) above;

(3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), dated December 28, 1988, as amended by the Company's Form 8-A dated August 24, 1990.

            All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

            Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other

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

subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Certain provisions of the Wisconsin Business Corporation Law and
Article IX of the Registrant's by-laws provide for indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act of 1933. In addition, the Registrant's directors and officers are insured under a directors and officers liability insurance policy maintained by the Company.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

NUMBER      DESCRIPTION

  4.1       Articles of Incorporation of Safety-Kleen Corp.(1)

  4.2       By-Laws of Safety-Kleen Corp.(2)

  4.3       Safety-Kleen Non-Employee Director Equity Compensation Plan

  23        Consent of Arthur Andersen LLP

  24        Power of Attorney(3)

  ----------------------------------
1 Previously filed and incorporated herein by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

2 Previously filed and incorporated herein by reference from Registrant's Quarterly Report on Form 10-Q for the twelve weeks ended September 9, 1995.

3  Included in this Registration Statement at page 7.

ITEM 9.     UNDERTAKINGS.

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to

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

the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                EXHIBIT INDEX

EXHIBIT                      DESCRIPTION
NUMBER


NUMBER      DESCRIPTION

  4.1       Articles of Incorporation of Safety-Kleen Corp.(1)

  4.2       By-Laws of Safety-Kleen Corp.(2)

  4.3       Safety-Kleen Non-Employee Director Equity Compensation Plan

  23        Consent of Arthur Andersen LLP

  24        Power of Attorney(3)

  ----------------------------------
1 Previously filed and incorporated herein by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

2 Previously filed and incorporated herein by reference from Registrant's Quarterly Report on Form 10-Q for the twelve weeks ended September 9, 1995.

3  Included in this Registration Statement at page 7.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Elgin, State of Illinois, on this 6th day of June, 1997.

                               SAFETY-KLEEN CORP.

                                    By:  /S/ SCOTT D. KRILL
                                        -------------------
                                        Scott D. Krill
                                        Secretary


    Each person whose signature appears below constitutes and appoints John G. Johnson and Scott D. Krill, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                        TITLE                      DATE

/S/ DONALD W. BRINCKMAN         Chairman of the Board       June 6, 1997
-------------------------
Donald W. Brinckman

/S/ JOHN G. JOHNSON, JR.        President, Chief Executive  June 6, 1997
-------------------------       Officer and Director
John G. Johnson, Jr.

/S/ ANDREW A. CAMPBELL          Senior Vice President and   June 6, 1997
-------------------------       Chief Financial Officer
Andrew A. Campbell

/S/ CLIFFORD J. SCHULZ          Controller and Chief      June 6, 1997
-------------------------       Accounting Officer
Clifford J. Schulz


/S/ RICHARD T. FARMER           Director                  June 6, 1997
-------------------------
Richard T. Farmer


/S/ EDGAR D. JANNOTTA           Director                  June 6, 1997
------------------------------
Edgar D. Jannotta


/S/ PAUL D. SCHRAGE             Director                  June 6, 1997
------------------------------
Paul D. Schrage


-------------------------       Director
Russell A. Gwillim


------------------------------  Director
Karl G. Otzen


------------------------------  Director
Marcia E. Williams


------------------------------  Director
W. Gordon Wood



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